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                                                                   Exhibit 99.3

CONTACT: DAVID TRUMBLE
         602-220-6822


                                                          FOR IMMEDIATE RELEASE


                          DOUBLETREE CORPORATION NAMES
                          WILLIAM L. PEROCCHI TO BOARD

PHOENIX, November 13, 1996 -- Doubletree Corporation (NASDAQ: TREE) announced today that William L. Perocchi, executive vice president, chief financial officer and treasurer, has been named a director of the Company, increasing the size of the Board to eleven.

"Bill has played a critical role in executing the Company's growth strategy over the past few years and was a key player in the recently completed RFS and Red Lion transactions," said Richard J. Ferris, co-chairman of Doubletree Corporation. "This appointment is a reflection of his invaluable leadership as we continued to build one of the premier hotel management companies in the industry."

Perocchi joined the Company in 1992 and has held his current position since December 1993. Previously he spent 10 years with the General Electric Company in a variety of financial management positions.

Doubletree Corporation is a leading hotel management company and the exclusive franchisor of Doubletree Hotels, Doubletree Guest Suites and Club Hotels by Doubletree hotel brands.



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